UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 19, 2008

ZVUE Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32985	98-0430675
(Commission File Number)	(IRS Employer Identification No.)

612 Howard Street, Suite 600
San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 495-6470
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On September 19, 2008, Jeffrey Oscodar resigned from all positions with ZVUE Corporation (the “Company”) and its subsidiaries, including his positions as President and Chief Executive Officer of the Company and as a member of its Board of Directors (the “Board”). In connection with his resignation, the Company and Mr. Oscodar entered into a Separation and Release Agreement dated as of September 19, 2008 (the “Separation Agreement”), which supersedes Mr. Oscodar’s employment agreement with the Company dated June 26, 2006 (the “Oscodar Employment Agreement”).

Pursuant to the Oscodar Employment Agreement, Mr. Oscodar was entitled to receive a base salary of $300,000 per year and a bonus, as authorized by the Board. He was also provided with medical coverage, vacation time and other benefits that are customary for executive officers in the Company’s industry.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffrey Oscodar

On September 19, 2008, Jeffrey Oscodar resigned from all positions with the Company and its subsidiaries, including his positions as President and Chief Executive Officer of the Company and as a member of the Board. Mr. Oscodar’s resignation was not the result of any disagreement with the Company or its management.

As described above in Item 1.02, in connection with Mr. Oscodar’s resignation, on September 19, 2008 the Company and Mr. Oscodar entered into the Separation Agreement, which supersedes the Oscodar Employment Agreement. The Separation Agreement provides, among other things, that the Company will continue to make available to Mr. Oscodar the health benefits provided to Mr. Oscodar prior to his resignation, through the maximum period for which Consolidated Omnibus Budget Reconciliation Act (COBRA) health benefits would be available to him.

The Separation Agreement also provides that the Company will extend the post-termination exercise period of all vested and unvested stock options made to Mr. Oscodar. All such options, whether previously vested or unvested, vested as of September 19, 2008, and the exercise price of such options was revised to be $0.07 per share. Mr. Oscodar is not entitled to any other payments, salary, bonus, compensation or benefits from the Company.

Resignation of William Keating

On September 19, 2008, William Keating resigned as Chairman of the Board but will continue to serve as a member of the Board. Mr. Keating’s resignation as Chairman of the Board was not the result of any disagreement with the Company or its management.

Appointment of Ulysses Curry

The Board has appointed Ulysses Curry to serve as Chairman of the Board (where he has served as a Board member since August 4, 2008) and Interim Chief Executive Officer of the Company, effective September 19, 2008. In connection with such appointment, Mr. Curry, 52, has resigned from the Company’s Audit, Compensation and Nominating Committees.

In connection with his service as Chairman of the Board and Interim Chief Executive Officer, Mr. Curry will be entitled to compensation at the rate of $200,000 per year. Additionally, Mr. Curry was granted an option to purchase an aggregate of 900,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which option vests in six equal monthly installments of 150,000 shares. The grant will be effective upon stockholder approval to increase the number of shares authorized under the Company’s option plans. The Company will provide Mr. Curry with medical coverage, vacation time and other benefits that are customary for executive officers in the Company’s industry, and will indemnify Mr. Curry to the fullest extent of the law permitted or required by the State of Delaware.

Mr. Curry has over twenty five years of corporate lending and financing experience as a credit officer and analyst with several US banks and financial services companies, including Bank of America, Citicorp, Xerox Credit Corporation, and ITT Capital. He has completed institutional financings in alternative energy projects, medical devices, health care, technology, and commercial real estate investments to development stage, emerging growth, and middle market companies. From January 2008, Mr. Curry has been President of Cogent Advisors, Inc., a financial consulting firm. Prior thereto, from June 2004 to December 2007, Mr. Curry was a principal of U.S. Curry & Associates, a financial consulting firm and, from April 2003 to June 2004, an associate with Ascendiant Capital, an investment bank. Prior to that, Mr. Curry had been the Chief Financial Officer of Accuray Incorporated (NASDAQ:ARAY), a medical device company which was privately held during his tenure. Mr. Curry holds a MBA from the University of Wisconsin - Madison, and a BA degree from Bishop College, Dallas, Texas.

There are no related party transactions between the Company and Mr. Curry that are reportable under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Curry and the Company’s other executive officers and directors.

The foregoing is not a complete summary of the terms of the agreements described in this Item 5.02, and reference is made to the complete text of the Separation Agreement attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

On September 22, 2008, the Company issued a press release announcing the resignation of Mr. Oscodar and the appointment of Mr. Curry as Chairman of the Board and Interim Chief Executive Officer. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation and Release Agreement, dated as of September 19, 2008, by and between between ZVUE Corporation and Jeffrey Oscodar.
10.2
Employment Agreement, dated June 26, 2006, between ZVUE Corporation and Jeffrey Oscodar (incorporated herein by reference to Exhibit 10.16 to the Company’s Registration Statement on Form SB-2/A filed with the SEC on June 26, 2006).

99.1	Press Release, dated September 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Date: September 25, 2008	By:	/s/ Ulysses S. Curry
Ulysses S. Curry
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated as of September 19, 2008, by and between ZVUE Corporation and Jeffrey Oscodar.
10.2
Employment Agreement, dated June 26, 2006, between ZVUE Corporation and Jeffrey Oscodar (incorporated herein by reference to Exhibit 10.16 to the Company’s Registration Statement on Form SB-2/A filed with the SEC on June 26, 2006).

99.1	Press Release, dated September 22, 2008.